UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2012

Stanley Furniture Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File No. 0-14938

Delaware	54-1272589
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4100 Mendenhall Oaks Parkway, Suite 200, High Point, North Carolina	27265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 627-2010

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders.

            The Annual Meeting of Stockholders of Stanley Furniture Company, Inc. (the “Company”) was held on April 18, 2012.  The proposals listed below were submitted to a vote of stockholders and are described in more detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 5, 2012.

            1. Stockholders elected two directors for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2015.  The election was approved by the following votes:

Director	For	Withheld
Micah S. Goldstein	10,333,626	1,242,492
Michael P. Haley	11,182,760	393,358

            2.  Stockholders approved, on an advisory basis, the Company’s executive compensation program for its named executive officers disclosed in the Proxy Statement. The proposal was approved by the following votes:

For	Against	Abstain
11,390,005	55,194	130,919

            3.  Stockholders approved the Stanley Furniture Company, Inc. 2012 Incentive Compensation Plan.  The proposal was approved by the following votes:

For	Against	Abstain
9,262,322	2,172,498	141,298

There were no broker non-votes with respect to any of the proposals.

SIGNATURES

                      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

STANLEY FURNITURE COMPANY, INC.

Date: April 24, 2012	By:	/s/ Micah S. Goldstein
Micah S. Goldstein
Chief Operating and Financial Officer